UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2023

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange

Redeemable warrants, each warrant exercisable for 1/10th of one share of Class A common stock at an exercise price of $115.00 per whole share of Class A common stock	UP WS	OTCPK*

*	On July 7, 2023, the New York Stock Exchange filed a Form 25 with the U.S. Securities and Exchange Commission to delist the redeemable publicly-traded warrants.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Agreement

Credit Agreement

On September 20, 2023, Wheels Up Experience Inc. (the “Company” or “Wheels Up”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower (the “Borrower”), certain subsidiaries of the Company as guarantors (the “Guarantors” and together with the Borrower, the “Loan Parties”), Delta Air Lines, Inc. (“Delta”), CK Wheels LLC (“CK Wheels”) and Cox Investment Holdings, Inc. (“CIH” and collectively with Delta and CK Wheels, the “Lenders”), and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders and as collateral agent for the secured parties, pursuant to which (i) the Lenders provided a term loan facility (the “Term Loan”) in the aggregate original principal amount of $350.0 million, the net proceeds of which were received by the Company on September 20, 2023 (the “Closing Date”), and (ii) Delta provided commitments for a revolving loan facility (the “Revolving Credit Facility”) in the aggregate original principal amount of $100.0 million. The proceeds of the Term Loan may be used by the Borrower (i) to repay principal and accrued interest under the Amended Note (as defined below), (ii) to pay certain transaction costs, (iii) to pay accrued and unpaid interest under the EETC Documentation (as defined in the Credit Agreement), and (iv) for working capital and general corporate purposes.

Pursuant to the Credit Agreement, the Borrower, with the consent of Delta and CK Wheels, may request the establishment of new term loan commitments (each, an “Incremental Term Loan”) after the Closing Date in an aggregate original principal amount up to $50.0 million, subject to certain limitations and requirements. Any additional lender providing an Incremental Term Loan after the Closing Date in accordance with the Credit Agreement will join the Credit Agreement. In addition, such new lender’s Incremental Term Loans will be secured solely by the Collateral (as defined below) and on a pari passu basis with the loans under the Term Loan and Revolving Credit Facility, and guaranteed by the Borrower and the Guarantors then party to the Credit Agreement.

The scheduled maturity date for the Term Loan is September 20, 2028, and the scheduled maturity date for the Revolving Credit Facility is the earlier of September 20, 2028 and the first date after September 20, 2025, on which all amounts owed with respect to borrowings under the Revolving Credit Facility have been repaid (in each case, as applicable, the “Maturity Date”), subject in each case to earlier termination upon acceleration or termination of any obligations upon the occurrence and continuation of an Event of Default. Interest on the Term Loan and any borrowings under the Revolving Credit Facility (each, a “Loan” and collectively, the “Loans”) accrues on a daily basis at a rate of 10% per annum (calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly) on the unpaid principal balance of the Loans then outstanding. Accrued interest on each Loan is payable in kind as compounded interest and capitalized to the principal amount of the applicable Loan on the last day of each of March, June, September and December, and the Maturity Date (“PIK Interest”). If any repayment or prepayment of any Loan or upon termination of the commitment for the Revolving Credit Facility as a result of an Event of Default (as defined in the Credit Agreement), accrued interest as of the date of such repayment or prepayment that has not yet been capitalized to the principal amount repaid or prepaid is payable in cash, and with respect to borrowings under the Revolving Credit Facility, payable in cash and on demand unless the revolving lenders consent to the continuation of capitalized PIK Interest. If in the future the Borrower or its subsidiaries either redeem in full the outstanding Equipment Notes (as defined below) or commence payoff at maturity thereof, the Borrower may elect to make interest payments (or some portion thereof) on any Loans then outstanding in cash. If the Company does not consummate the Deferred Issuance (as defined below) within 120 days after the Closing Date, the interest rate on the Term Loan would be increased to 20% per annum. Also, upon the occurrence and during the continuance of an event of default under the Credit Agreement, (y) interest will accrue on the unpaid principal balance of the Loans at the rate then applicable to such Loans plus 2% and (z) interest will accrue on all other outstanding liabilities, interest, expenses, fees and other sums under the Credit Agreement, at a rate equal to the Alternate Base Rate (as defined in the Credit Agreement) plus 2% per annum (in each case, calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly).

The Credit Agreement also contains certain covenants and events of default, in each case customary for transactions of this type. In connection with entering into the Credit Agreement, the Borrower and certain Guarantors, as applicable, entered into various collateral documents with respect to the Loans, including among others, a security agreement, first- and second-priority lien aircraft mortgage and security agreements for the owned aircraft fleet of the Borrower and its subsidiaries, an intercreditor agreement and certain other ancillary agreements, (collectively with the other agreements delivered in connection with the Credit Agreement, the “Collateral Documents”). Under the Collateral Documents, the obligations under the Credit Agreement are secured by a first-priority lien on unencumbered assets of the Loan Parties (excluding certain accounts, including any segregated account exclusively holding customer deposits, and other assets specified in the Credit Agreement), as well as a junior lien on certain encumbered assets of the Borrower and the Guarantors (collectively all such assets and property, the “Collateral”). The Credit Agreement is initially guaranteed by all U.S. and certain non-U.S. direct and indirect subsidiaries of the Borrower pursuant to the terms of the Credit Agreement, and any new or after-acquired subsidiaries of the Borrower that meet certain criteria are required to be added as Guarantors after the Closing Date.

Common Stock Issuance

Investment and Investor Rights Agreement

In connection with the transactions contemplated by the Credit Agreement, the Company entered into an Investment and Investor Rights Agreement, dated as of September 20, 2023 (the “Investor Rights Agreement”), by and among the Company and the Lenders, pursuant to which the Company agreed to issue to the Lenders: (i) on the Closing Date, 141,313,671 shares in the aggregate (the “Initial Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which were issued on the Closing Date and represent approximately 80% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis as of September 15, 2023 (the “Initial Issuance”); and (ii) within five (5) business days after the receipt of approval by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Special Meeting”) of an amendment to the Company’s Certificate of Incorporation, dated as of July 13, 2021, as amended to date, to increase the number of shares of Common Stock authorized for issuance thereunder (the “Authorized Shares Amendment”), an additional 529,926,270 shares in the aggregate (the “Deferred Shares” and, together with the Initial Shares, the “Investor Shares”) of Common Stock, which together with the Initial Shares will represent approximately 95% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis as of September 15, 2023 (the “Deferred Issuance”). As of September 20, 2023, after giving effect to the Initial Issuance, the Company had 166,804,525 shares of Common Stock issued and outstanding (excluding treasury stock). The Investor Shares shall be issued such that upon completion of the Deferred Issuance, each Lender will have been issued a pro rata portion of the Investor Shares equal to the proportion of its participation in the Term Loan. The Audit Committee of the Company’s Board of Directors (the “Board”) previously determined that the delay that would be caused in obtaining stockholder approval of the Authorized Shares Amendment would jeopardize the Company’s financial viability. As a result, the Initial Issuance was consummated without the approval of the Company’s stockholders based on the Financial Distress Exception provided for in the Shareholder Approval Policy of the New York Stock Exchange (“NYSE”). The Deferred Shares are expected to be issued to Lenders after approval of the Authorized Shares Amendment by the Company’s stockholders at the Special Meeting (including in that vote the Initial Shares issued to the Lenders).

Pursuant to the Investor Rights Agreement, and as further described in Item 5.02 to this Current Report on Form 8-K, the Company reconstituted the Board to comprise 12 members, as follows: (i) four directors designated by Delta, with two serving as Class I directors and two serving as Class III directors; (ii) four directors designated by CK Wheels, with two serving as Class I directors and two serving as Class III directors; (iii) one director designated by CIH to serve as a Class II director; and (iv) the Company’s Chief Executive Officer, David Adelman and Timothy Armstrong serving as a Class II directors.

The Investor Rights Agreement contains customary representations and warranties and covenants with respect to the Company. In addition, the Investor Rights Agreement sets forth certain rights and obligations applicable to the Lenders and the Company, which include, among others:

(i)	the right of (x) Delta to designate and remove four directors to the Board, provided that Delta continues to hold at least 75% of the shares of Common Stock issued to Delta pursuant to the Investor Rights Agreement; (y) CK Wheels to designate and remove four directors to the Board, provided that CK Wheels continues to hold at least 75% of the shares of Common Stock issued to CK Wheels pursuant to the Investor Rights Agreement; and (z) CIH to designate and remove one director to the Board; provided that CIH holds at least 30% of the shares of Common Stock issued to CIH pursuant to the Investor Rights Agreement. The number of directors that Delta and CK Wheels are each entitled to designate and remove is subject to ownership thresholds as set forth in further detail in the Investor Rights Agreement;

(ii)	that for so long as CK Wheels or its permitted transferees is not a “citizen of the United States” (as defined in 49 USC § 40102(a)(15)(C)), all shares held by CK Wheels or any of its affiliates that is a Permitted Transferee (as defined in the Investor Rights Agreement) in excess of 19.9% prior to the Deferred Issuance or 24.9% after the Deferred Issuance of the voting stock of the Company, will not have voting rights;

(iii)	that for so long as each of Delta and CK Wheels owns more than 25% of the shares of Common Stock issued to each of them pursuant to the Investor Rights Agreement, the Board will establish and maintain an advisory committee of the Board, the composition of which must meet certain regulatory and NYSE independence requirements, which committee will evaluate and recommend to the Board replacement candidates in the event of any change in the Company’s chief executive officer; and

(iv)	certain transfer restrictions and liquidity rights of the Lenders, including but not limited to (a) the inability of the Lenders to transfer any of their respective Common Stock issued pursuant to the Investor Rights Agreement until September 20, 2024, except to their Permitted Transferees (as defined in the Investor Rights Agreement); (b) certain transfer restrictions if such a transfer would cause a Change of Control (as defined in the Credit Agreement); (c) certain tag-along and right of first offer rights and obligations if the Company ceases or has ceased to be a publicly traded company and/or ceases to be required to file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (d) the rights of Delta and CK Wheels to pursue a Sale of the Company (as defined in the Investor Rights Agreement) after September 20, 2028.

If any additional lender provides an Incremental Term Loan after the Closing Date in accordance with the Credit Agreement and prior to issuance of the Deferred Shares, such additional lender may execute a joinder to each of the Investor Rights Agreement and Registration Rights Agreement, and receive a number of shares in the Deferred Issuance such that after completion of the Deferred Issuance, such additional lender will have been issued a number of shares equal to its pro rata portion of the Investor Shares based on its participation in the Term Loan.

The issuance, offer and/or sale of any securities described herein has not been registered under any federal or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the applicable federal and state laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Registration Rights Agreement

In connection with the entry into the Investor Rights Agreement, the Company entered into a Registration Rights Agreement, dated as of September 20, 2023 (the “Registration Rights Agreement”), with the Lenders, pursuant to which, among others, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the Investor Shares within 30 days after September 20, 2024. The Registration Rights Agreement also contains certain customary demand and piggyback registration rights in favor of the Lenders, including the right to include all or a portion of the Investor Shares in any subsequent underwritten offering pursued by the Company. The Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined therein).

Delta Letter Agreement

In connection with the entry into the Investor Rights Agreement, the Company and Delta also entered into a Letter Agreement, dated as of September 20, 2023 (the “Delta Letter Agreement”), pursuant to which Delta agreed that, so long as it owns less than a majority of the outstanding Common Stock, it shall cause any shares of Common Stock held in excess of 29.9% of the issued and outstanding voting Common Stock (whether acquired pursuant to the Investor Rights Agreement or otherwise), to be voted in the same proportions “for”, “against”, “abstain” and/or “withhold” on any matter as the shares of Common Stock voted by stockholders of the Company other than Delta.

Delta Commercial Cooperation Agreement

In connection with the entry into the Investor Rights Agreement, the Company entered into Amendment No. 2, dated September 21, 2023 (the “CCA Amendment”), to that certain Commercial Cooperation Agreement, dated as of January 17, 2020 (as amended from time to time, and including that certain letter agreement for a Corporate Customer Discount Program dated May 23, 2023, the “CCA”), by and among Delta, Wheels Up Partners LLC, an indirect subsidiary of the Company (“WUP”), and Wheels Up Partners Holdings LLC, a direct subsidiary of the Company. The CCA Amendment extends the initial term of the CCA to September 20, 2029, and the CCA will automatically renew for two successive three-year terms unless either party notifies the other of its intent not to renew at least one year prior to the expiration of the then-current term.

Payoff of Delta Secured Promissory Note

As previously disclosed by the Company in Current Reports on Form 8-K filed with the SEC on August 14, 2023, August 21, 2023, September 8, 2023 and September 18, 2023, the Company entered into a Secured Promissory Note, dated August 8, 2023 (the “Note”), with Delta, as payee, the First Amendment thereto, dated August 15, 2023, the Second Amendment thereto, dated August 21, 2023, the Third Amendment thereto, dated September 6, 2023, and the Fourth Amendment thereto, dated September 14, 2023 (collectively, the “Amendments” and, collectively with the Note, the “Amended Note”), pursuant to which Delta provided $70.0 million aggregate principal amount of short-term funding to the Company at an interest rate of 10% per annum, which was payable in kind and capitalized to the outstanding principal amount of the Amended Note on a quarterly basis. On September 20, 2023, the Company repaid all amounts due and owing under the Amended Note using a portion of the proceeds from the Term Loan and entered into a letter agreement, dated as of September 20, 2023 (the “Payoff Letter”) with Delta, which terminated the Amended Note and released all liens and guarantees thereunder in connection with such repayment.

Amendments to Certain 2022-1 Equipment Note Documents

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on October 17, 2022 (the “October 2022 Form 8-K”), WUP, Wilmington Trust, National Association (“WTNA”), as subordination agent and trustee and Wheels Up Class A-1 Loan Trust 2022-1, a Delaware statutory trust (the “Trust”), entered into a Note Purchase Agreement, dated as of October 14, 2022 (the “Note Purchase Agreement”), which provided for the initial issuance by WUP of Series A-1 equipment notes (as amended, restated, supplemented, or otherwise modified from time to time, the “Equipment Notes”) in the aggregate principal amount of $270.0 million secured by first-priority liens on certain of the Company’s owned aircraft fleet and intellectual property assets of the Company and certain of its subsidiaries. The Equipment Notes were purchased by the Trust using the proceeds from loans made to the Trust pursuant to a Loan Agreement, dated as of October 14, 2022, by and among the Trust, each lender from time to time made party thereto (collectively, the “Lenders”), and WTNA, as facility agent and as security trustee for the lenders.

On September 20, 2023, the Company, WUP, certain other subsidiaries of the Company that guaranteed and/or granted collateral to secure WUP’s obligations under the Equipment Notes, WTNA and the Lenders entered in Omnibus Amendment (the “Omnibus Amendment”), in order to amend: (i) that certain Intercreditor Agreement, dated as of October 14, 2022, among Wheels Up Class A-1 Loan Trust 2022-1 and WTNA, not in its individual capacity except as described therein, but solely as subordination agent and trustee; (ii) the Note Purchase Agreement; (iii) that certain IP Security Agreement, dated as of October 14, 2022, by and between WUP, certain affiliates of WUP listed on the signature pages thereto, and WTNA, as loan trustee (the “Security Agreement”); (iv) that certain Guarantee, dated as of October 14, 2022, from each person listed on Schedule I thereto and each other person that becomes an additional guarantor pursuant thereto, to the beneficiaries listed in Schedule II thereto (the “Guarantee”); and (v) the separate Trust Indentures and Mortgages, each dated October 14, 2022, with respect to certain of the Company’s owned aircraft fleet and entered into by WUP and WTNA, as the mortgagee thereunder (collectively, the “Indentures”), all of which were initially disclosed by the Company in the October 2022 Form 8-K. The Omnibus Amendment provides for, among other things, (x) reducing the minimum liquidity covenant under the Guarantee with respect to the Company and its subsidiaries from $125.0 million to $75.0 million on any date, (ii) the ability to enter into the Credit Agreement and (iii) the consent of the Lenders that will allow the Company to effect a sale of certain guarantors under the Guarantee.

The foregoing descriptions of the Credit Agreement, certain Collateral Documents, Investor Rights Agreement, Registration Rights Agreement, Amended Note (including the Amendments), Omnibus Amendment, Note Purchase Agreement, Security Agreement, Guarantee, Indentures and CCA Amendment do not purport to be complete and are qualified in their entirety by reference to copies thereof, which are attached hereto as Exhibits 10.1 through 10.13 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.02 with respect to the Amended Note is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Credit Agreement, Amended Note and Omnibus Amendment is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to Investor Rights Agreement, including the issuance of the Initial Investor Shares, and the Registration Rights Agreement is hereby incorporated by reference into this Item 3.02. The Initial Shares were, and the Deferred Shares will be, issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Resignation of Directors

(b)       On September 20, 2023, in connection with the entry into the Investor Rights Agreement and reconstitution of the Board pursuant thereto, each of Chih Cheung, Kenneth Dichter, Marc Farrell, Admiral Michael Mullen, Brian Radecki, Susan Schuman and Ravi Thakran resigned from the Board (collectively, the “Resignations”). The departure of the foregoing directors is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.

Appointment of New Directors

(d)       In order to fill the vacancies on the Board following the Resignations, on September 20, 2023 the Board resolved to appoint the following directors to the Board in accordance with the Investor Rights Agreement: (i) Alain Bellemare as a Class III member of the Board designated by Delta; (ii) each of (a) Jeff Nedelman and Adam Zirkin as a Class I member of the Board and (b) Adam Cantor and Zachary Lazar as a Class III member of the Board, in each case designated by CK Wheels; (iii) Andrew Davis as a Class II member of the Board designated by CIH; and (iv) George N. Mattson, the Company’s incoming Chief Executive Officer, as a Class II member of the Board to fill the position designated to be occupied by the Company’s Chief Executive Officer. Each of the foregoing appointments became effective on September 20, 2023.

Mr. Bellemare, age 62, has served as President – International of Delta since January 2021, leading its portfolio of international investments and working closely with Delta’s partners.  Prior to joining Delta, Mr. Bellemare served as President and Chief Executive Officer of Bombardier Inc. (“Bombardier”), a global aerospace and rail transportation company, from 2015 to 2020.  During his time at Bombardier, he led the company through an extensive transformation that included the certification of the C Series, now known as the Airbus A220, and the Global 7500 business jet.  Before joining Bombardier, Mr. Bellemare spent 18 years with United Technologies Corporation, most recently serving as President and Chief Executive Officer of UTC Propulsion & Aerospace Systems from 2011 to 2015, and also previously served as a senior advisor with the Carlyle Group regarding the aerospace, defense and government sectors.  Mr. Bellemare has served on the Board of Air France-KLM SA (PAR: AF) and on the Board of Virgin Atlantic Ltd, a privately held company, since 2021. Mr. Bellemare earned his bachelor’s degree in mechanical engineering from the University of Sherbrooke and an MBA from McGill University.

Mr. Cantor, age 39, currently serves as a Partner and Senior Credit Analyst at Knighthead Capital Management, LLC (“Knighthead”), a role he has held since 2017.  Mr. Cantor focuses on investments in various industries, including aviation and travel and leisure.  Prior to joining Knighthead, Mr. Cantor was an Investment Analyst for Davidson Kempner Capital Management from 2007 to 2016, and an Analyst for Lazard Freres focusing on real estate mergers and acquisitions from 2006 to 2007.  He currently serves on the Board of Directors of two privately held companies: Million Air Holdings LLC since 2022 and Bowhunter Holdings LLC since 2023.  Mr. Cantor earned his bachelor’s degree in neuroscience from Brown University.

Mr. Davis, age 45, currently serves as Senior Vice President of Strategy and Investments for Cox Enterprises, a role he has held since April 2022. He oversees the strategic planning, venture capital, and sustainability teams. Prior to joining Cox Enterprises, Mr. Davis spent nearly 12 years with T. Rowe Price in the U.S. Equity Division from July 2010 to February 2022.  His responsibilities included analysis and management of the firm's public company investments in the North American transportation industry, including aviation.  From 2019 until his departure, he was responsible for management of sourcing, due diligence, ongoing analysis, and external relationships for T. Rowe Price’s private growth equity investments. Prior to his career as an investor, he spent seven years at Deloitte & Touche LLP from June 2002 to September 2008, where he was a manager in the business valuation services group. Mr. Davis currently serves on the board of Old Dominion Freight Line, Inc since 2023. Mr. Davis  earned his bachelor's degree  in business administration, finance from Berry College and an MBA from The University of Chicago Booth School of Business.

Mr. Lazar, age 32, is a Director at Certares, having joined the company in April 2016.  He previously worked at TMG Partners LP as an analyst from June 2014 to April 2016. Prior to TMG Partners LP, Mr. Lazar worked at Credit Suisse as an investment banking analyst from July 2013 to June 2014, where he focused on M&A and debt and equity financings in the technology, media, entertainment, and telecommunications sectors.  Mr. Lazar earned his bachelor’s degree in history from the University of Pennsylvania.

Mr. Mattson’s biographical information was previously disclosed by the Company in the second paragraph under Item 5.02 of the second Current Report on Form 8-K (the “CEO Appointment Form 8-K”) filed by the Company with the SEC on September 18, 2023, which disclosure is incorporated by reference herein. Mr. Mattson has been selected to become the new Chief Executive Officer of the Company and his expected start date in such role will be in October 2023. His service as a director became effective on September 20, 2023.

Mr. Nedelman, age 56, is a Partner and Senior Managing Director of Certares Management LLC, having joined the company in 2020. Mr. Nedelman previously spent over 25 years at Goldman Sachs where most recently he was the Co-Head of Global Equities until December 2019 and the Head of Prime Brokerage, Clearing and Futures, from 2016 to 2019, and a member of the Firmwide Client and Business Standards Committee and the Securities Division Executive Committee. Mr. Nedelman currently serves as on the Board of Directors of Hertz Global Holdings, Inc. since 2023. Mr. Nedelman earned his bachelor’s degree in political economy from UC Berkeley and an MBA from the Kellogg School of Management at Northwestern University.

Mr. Zirkin, age 44, is a Partner and Senior Credit Analyst at Knighthead Capital Management (“Knighthead”), where he has worked since 2012, and focuses largely on investments in the travel and transportation industries. Prior to joining Knighthead, Mr. Zirkin was Vice President and Director of Investments at Harbinger Capital Partners and, before that, held various positions at Libertas Partners and RBC Capital Markets. Mr. Zirkin earned his bachelor’s degree in biochemistry and philosophy from Brandeis University. Mr. Zirkin has served on the board of Singer Group, Inc., a privately held company, since June 2022.

The Board is expected to determine leadership and Board committee assignments imminently.

There are no family relationships between each of Messrs. Bellemare, Cantor, Davis, Lazar, Mattson, Nedelman and Zirkin and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Each of Messrs. Bellemare, Cantor, Davis, Lazar, Mattson, Nedelman and Zirkin were appointed to the Board pursuant to the Investor Rights Agreement by the parties therein designated to appoint such directors; provided, that no such director is a party to such agreement in their individual capacity. Otherwise, there are no arrangements or understandings between any of Messrs. Bellemare, Cantor, Davis, Lazar, Mattson, Nedelman and Zirkin and any other person pursuant to which they were appointed to serve on the Board.

There are no transactions between each of Messrs. Bellemare, Cantor, Davis, Lazar, Nedelman and Zirkin and the Company that would require disclosure under Item 404(a) of Regulation S-K. With respect to Mr. Mattson, the description of the transactions disclosed in the second through sixth sentences of the third paragraph under Item 5.02 of the CEO Appointment Form 8-K are incorporated herein by reference. In addition, descriptions of certain relationships and transactions between the Company and Delta, of which Mr. Bellemare is an officer, are included in: (i) the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 19, 2023 in the subsections entitled “Commercial Arrangements with Delta,” “Delta Subleases,” and “Delta Investor Rights Letter” under the section entitled “Certain Relationships and Related Person Transactions” beginning on page 51; and (ii) Item 1.01 of this Current Report on Form 8-K in the subsections entitled “Credit Agreement”, “Common Stock Issuance” and “Payoff of Delta Secured Promissory Note”, each of which is incorporated herein by reference. Mr. Bellemare, as a Delta employee, will not initially be eligible to receive any compensation from the Company for his service on the Board.

Item 7.01.	Regulation FD Disclosure.

On September 20, 2023, the Company issued a press release announcing the closing of the transactions contemplated by the Credit Agreement and Investor Rights Agreement. The full text of such press releases is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of new strategic initiatives on Wheels Up’s business and results of operations, including the expected impacts from director and officer appointments, cost reduction efforts, measures intended to increase Wheels Up’s operational efficiency, and the ability of Wheels Up to execute and realize the anticipated benefits from, and the degree of market acceptance and adoption of, any new services or partnership experiences, including member program changes implemented in June 2023 and any future member program changes; (ii) the competition in, size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets; (iii) any potential adverse impacts on the trading prices and trading market for Wheels Up’s common stock, par value $0.0001 per share, as a result of the closing of the credit facility and dilutive stock issuances described in this Current Report on Form 8-K, including the impact of any contractual requirements or covenants set forth in the definitive documents for such credit facility and stock issuances on the Company’s business, results of operations and liquidity; (iv) the possibility of an additional term loan being funded under the terms of the credit agreement described in this Current Report on Form 8-K; (v) Wheels Up’s liquidity, future cash flows, deferred revenue balances and certain restrictions related to its debt obligations, including Wheels Up’s ability to perform under its contractual obligations to its members and customers; and (vi) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. The words "anticipate," "believe," continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") on March 31, 2023, Wheels Up’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023 filed with the SEC on August 14, 2023, and Wheels Up's other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this Current Report on Form 8-K or to conform these statements to actual results or revised expectations.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1*	Credit Agreement, dated as of September 20, 2023, among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, as guarantors, the lenders party thereto from time to time and U.S. Bank Trust Company, N.A., as administrative agent and collateral agent
10.2*	Security Agreement, dated as of September 20, 2023, by and among U.S. Bank Trust Company, N.A., as collateral agent, Wheels Up Experience Inc., as Borrower, and the guarantor parties thereto.
10.3*	Aircraft Mortgage and Security Agreement (First-Priority Lien), dated as of September 20, 2023, by Wheels Up Parents LLC, as owner, in favor of U.S. Bank Trust Company, N.A., in its capacity as Collateral Agent as mortgagee for the Secured Parties.
10.4*	Aircraft Mortgage and Security Agreement (Junior Lien), dated as of September 20, 2023, by Wheels Up Partners LLC, as owner in favor of U.S. Bank Trust Company, N.A., in its capacity as Collateral Agent as mortgagee for the Secured Parties.
10.5	Secured Promissory Note, dated as of August 8, 2023, between Wheels Up Experience Inc. and Delta Air Lines, Inc., as Payee.
10.6	First Amendment to Secured Promissory Note, dated as of August 15, 2023, between Wheels Up Experience Inc. and Delta Air Lines, Inc., as Payee.
10.7	Second Amendment to Secured Promissory Note, dated as of August 21, 2023, between Wheels Up Experience Inc. and Delta Air Lines, Inc., as Payee.
10.8	Third Amendment to Secured Promissory Note, dated as of September 6, 2023, between Wheels Up Experience Inc. and Delta Air Lines, Inc., as Payee.
10.9	Fourth Amendment to Secured Promissory Note, dated as of September 14, 2023, between Wheels Up Experience Inc. and Delta Air Lines, Inc., as Payee.
10.10*	Investment and Investor Rights Agreement, dated as of September 20, 2023, by and among Wheels Up Experience Inc. and the entities listed on Schedule A thereto.
10.11*	Registration Rights Agreement, dated as of September 20, 2023, by and among Wheels Up Experience Inc. and the equity holders set forth on Schedule 1 thereto.
10.12*	Omnibus Agreement, dated as of September 20, 2023, by and among Wheels Up Partners LLC, certain Affiliates of Wheels Up Partners LLC listed on the signature pages thereof, certain Guarantors listed on the signature pages thereof, Wheels Up Class A-1 Loan Trust 2022-1, each Lender party to the Loan Agreement described therein, Wilmington Trust, National Association, not in its individual capacity but solely as mortgagee, security trustee, facility agent, loan trustee, subordination agent and trustee, as applicable.
10.13	Amendment No. 2 to Commercial Cooperation Agreement, dated as of September 20, 2023, by and among Delta Air Lines, Inc., Wheels Up Partners LLC and Wheels Up Partners Holdings LLC.
99.1	Press Release, dated September 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*The Company has redacted provisions or terms of this Exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K or has omitted certain exhibits and schedules to this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish an unredacted copy of such Exhibit, or a copy of any omitted schedule or exhibit, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: September 21, 2023	By:	/s/ Todd Smith
		Name:	Todd Smith
		Title:	Interim Chief Executive Officer and Chief Financial Officer